Exhibit 25(a)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470 (I.R.S. employer identification no.)

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

420 Montgomery Street San Francisco, California (Address of principal executive offices)	94163 (Zip Code)

SENIOR DEBT SECURITIES

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1- Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2009-attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 27th day of May, 2009.

CITIBANK, N.A.

By	/s/ Marion O’Connor
Marion O’Connor Vice President

Exhibit 7

CITIBANK, N.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET	Citibank, N.A. and Subsidiaries

In millions of dollars, except shares	March 31, 2009	December 31, 2008
	(Unaudited)
Assets
Cash and due from banks	$24,479	$22,107
Deposits with banks	148,462	156,774
Federal funds sold and securities purchased under agreements to resell	21,747	41,613
Trading account assets (including $9,924 and $12,092 pledged to creditors at March 31, 2009 and December 31, 2008, respectively)	165,032	197,052
Investments (including $2,371 and $3,028 pledged to creditors at March 31, 2009 and December 31, 2008, respectively)	168,782	165,914
Loans, net of unearned income	528,104	555,198
Allowance for loan losses	(19,443)	(18,273)

Total loans, net	$508,661	$536,925
Goodwill	9,706	10,148
Intangible assets	7,423	7,689
Premises and equipment, net	4,959	5,331
Interest and fees receivable	6,662	7,171
Other assets	77,648	76,316

Total assets	$1,143,561	$1,227,040

Liabilities
Non-interest-bearing deposits in U.S. offices	$86,245	$59,808
Interest-bearing deposits in U.S. offices	160,306	180,737
Non-interest-bearing deposits in offices outside the U.S.	32,890	33,769
Interest-bearing deposits in offices outside the U.S.	432,378	480,984

Total deposits	$711,819	$755,298
Trading account liabilities	79,634	110,599
Purchased funds and other borrowings	102,589	116,333
Accrued taxes and other expenses	6,475	8,192
Long-term debt and subordinated notes	88,525	113,381
Other liabilities	44,338	40,797

Total liabilities	$1,033,380	$1,144,600

Citibank stockholder’s equity
Capital stock ($20 par value) outstanding shares: 37,534,553 in each period	$751	$751
Surplus	102,219	74,767
Retained earnings	23,724	21,735
Accumulated other comprehensive income (loss) (1)	(17,373)	(15,895)

Total Citibank stockholder’s equity	$109,321	$81,358
Noncontrolling interest	860	1,082

Total equity	$110,181	$82,440

Total liabilities and equity	$1,143,561	$1,227,040

(1)	Amounts at March 31, 2009 and December 31, 2008 include the after-tax amounts for net unrealized gains (losses) on investment securities of ($8.535) billion and ($8.008) billion, respectively, for FX translation of ($6.070) billion and $(3.964) billion, respectively, for cash flow hedges of ($2.116) billion and ($3.247) billion, respectively, and for pension liability adjustments of ($652) million and ($676) million, respectively.

See Notes to the Unaudited Consolidated Financial Statements.